EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Samuels Jewelers, Inc. on Form S-8 of our report dated September 10, 1999, appearing in the Annual Report on Form 10-K of Samuels Jewelers, Inc. for the year ended May 29, 1999.



Dallas, Texas
July 7, 2000